UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 23, 2013

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                 Regulation FD Disclosure.

On January 23, 2013, Brown-Forman Corporation issued a press release announcing the matters reported in Item 8.01 of this current report on Form 8-K.  A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference into this Item 7.01. The information furnished pursuant to this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 8.01                 Other Events.

On January 23, 2013, Brown-Forman Corporation notified the trustee for its 5.00% Notes due 2014 (the “Notes”) of the Company’s election to call for redemption on February 25, 2013 (the “Redemption Date”), $250,000,000 principal amount of the Notes, and directed the trustee to provide at least 30 days’ notice of such redemption to the holders of the Notes. The Notes will be redeemed at a price equal to (A) the greater of (i) 100% of the principal amount of the Notes to be redeemed on the Redemption Date or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on the Redemption Date (not including any portion of any payment of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Notes), plus 50 basis points, as determined by the Reference Treasury Dealer (as defined in the Notes), plus (B) in each case, accrued and unpaid interest on the Notes to the Redemption Date. Following the redemption, none of the Notes will remain outstanding. This Current Report on Form 8-K does not constitute a notice of redemption of the Notes.

Item 9.01                 Financial Statements and Exhibits

(d)           Exhibits

Exhibit Index:

99.1	Press Release dated January 23, 2013

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)

January 23, 2013                                           /s/ Nelea A. Absher
(Date)	Nelea A. Absher
Senior Vice President, Associate General Counsel and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit              Description

99.1	Press Release dated January 23, 2013